Exhibit 7.06

January 28, 2007

To:                              Edge Acquisition, LLC
The Other Members Listed on Schedule B

Re:          Acquisition of Educate, Inc.

Ladies and Gentlemen:

Reference is made to (1) the Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among Educate, Inc., a Delaware corporation (the “Company”), Edge Acquisition, LLC, a Delaware limited liability company (“Parent”), and Edge Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub, or its permitted assignees, will be merged with and into the Company (the “Merger”) and (2) the Limited Liability Company Agreement of Parent, dated as of the date hereof (the “Interim LLC Agreement”), by and among the Members named therein. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement and the Interim LLC Agreement, as applicable. This letter is being delivered to the addressees in connection with the execution of the Merger Agreement by the Company, Parent and Merger Sub.

This letter confirms the commitment of the undersigned, subject to the conditions set forth herein, to purchase, or cause an assignee permitted by the fifth paragraph of this letter (a “Permitted Assignee”) to purchase,

(i)            Class A Units of Parent (“Initial Parent Subscribed Shares”) for an aggregate purchase price equal to the dollar commitment set forth in the first column opposite the undersigned’s name on Schedule A (the “MergerCommitment”) solely for the purpose of funding, and to the extent necessary to fund, the Merger Consideration and the purchase price for any Asset Sales pursuant to and in accordance with the Merger Agreement, and to pay related expenses;

(ii)           upon written request of the Controlling Members prior to the Effective Time, additional Class A Units of Parent (the “Additional Parent Subscribed Shares” and, together with the Initial Subscribed Shares, the “Parent Subscribed Shares”) and for an aggregate purchase price of up to the dollar commitment set forth in the second column opposite the undersigned’s name on Schedule A (the “Back-Stop Commitment”) solely for the purpose of funding, and to the extent necessary to fund, the Merger Consideration and the purchase price for any Asset Sales pursuant to and in accordance with the Merger Agreement, and to pay related expenses; provided, that, the aggregate amount required to be paid by the undersigned and the Persons listed on Schedule C hereto (collectively with the undersigned, the “Back-Stop Members”) pursuant to their respective “Back-Stop Commitments” (as such term is defined in each Back-Stop Member’s Equity Commitment Letter) shall not exceed the aggregate dollar amount (the “Required Aggregate Back-Stop Contribution”), if any, which the Controlling Members determine is required to be contributed by the Back-Stop Members, collectively, for the purpose of satisfying the condition set forth in paragraph (b) of Exhibit C to the Debt Commitment Letter; provided, further, that, the undersigned shall not be required to contribute an amount in excess of (A) if the Required Aggregate Back-Stop Contribution is less than $6,800,000, an amount equal to the product of the Required Aggregate Back-Stop Contribution multiplied by the percentage set forth in the sixth column opposite the undersigned’s name on Schedule A, or (B) if the Required Aggregate Back-Stop Contribution is equal to or greater than $6,800,000, 100% of the Back-Stop Commitment; and provided, further, that the undersigned shall not be required to fund its Back-Stop Commitment until the Controlling Members have delivered a written request to each of the other Back-Stop Members requesting such Back-Stop Member to fund its Back-Stop Commitment; and provided, further, that, the undersigned shall not be required to fund its Back-Stop Commitment until each of the other Members has contributed its Merger Commitment (as such term in defined in such Member’s Equity Commitment Letter);

(iii)          Class A Units (the “Corporate Centers Subscribed Shares” and, together with the Parent Subscribed Shares, the “Subscribed Shares”) of an affiliate of Parent (“Corporate CenterCo”) to be formed prior to the Effective Time for the purpose of acquiring the Company’s corporate centers business (the “Corporate Centers Business”) for an aggregate purchase price equal to the dollar commitment set forth in the fourth column opposite the undersigned’s name on Schedule A (the “Corporate Centers Commitment Funded at Closing” and, together with the Merger Commitment and the Back-Stop Commitment, the “Closing Commitment”) solely for the purpose of initially capitalizing, and to the extent necessary to initially capitalize, the Corporate Centers Business, and to pay related expenses; and

(iv)          from time to time following consummation of the Merger and upon written request of the Controlling Members, additional Class A Units of Corporate CenterCo for an aggregate purchase price of up to the dollar commitment set forth in the fifth column opposite the undersigned’s name on Schedule A (the “Additional Corporate Centers Commitment Subject to Call” and, together with the Closing Commitment, the “Commitment”) solely for the purpose of funding, and to the extent necessary to fund, any required additional capital contribution to Corporate CenterCo; provided, that the Controlling Members at the same time request that each of the other Investor Members contribute the same percentage of such Investor Member’s “Additional Corporate Centers Commitment Subject to Call” as set forth in such Investor Member’s equity commitment letter to the Company, dated as of the date of this letter;

provided that, in the event that the Asset Sales are to be made to Corporate CenterCo or to an affiliate of Parent in which the Members hold all or substantially all of the equity interests in the same or substantially similar proportions as they will hold in Parent, instead of a wholly-owned subsidiary of Parent, such portion of the Merger Commitment as indicated on Schedule A may be used to purchase voting equity in such acquiring entity, which voting equity shall be included for purposes hereof in the meaning of “Subscribed Shares.”  The undersigned and its Permitted Assignees shall not, under any circumstances, be obligated to contribute to, purchase equity or debt of or otherwise provide aggregate funds to Parent and Corporate CenterCo in any amount in excess of the Commitment. The obligation of the undersigned and its Permitted Assignees to fund the Commitment is subject to (a) the terms of this letter, and (b) the substantially concurrent consummation of the Merger in accordance with the terms of the Merger Agreement and without waiver of any condition or amendment of the Merger Agreement that, in either case, is not consented to in writing by (1) the undersigned or (2) the Controlling Members in accordance with the Interim LLC Agreement, and the funding of the Closing Commitment will occur

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contemporaneous with, or immediately prior to, the consummation of the Merger and the simultaneous issuance to the undersigned of the Subscribed Shares.

This letter, and the undersigned’s obligation to fund the Commitment, will terminate automatically and immediately upon the earliest to occur of (a) the Effective Time (at which time the obligation will be discharged), (b) termination of the Merger Agreement, (c) the Members agreeing to simultaneously terminate this letter and the corresponding letters delivered by each of the Members, (d) the undersigned becoming a Terminating Member and (e) the assertion by the Company or any of its affiliates in any litigation or other proceeding of any claim under any Limited Guarantee of any Member or its affiliates.

The undersigned represents and warrants to Parent that: (i) the undersigned has the requisite capacity and authority to execute and deliver this letter and to fulfill and perform the undersigned’s obligations hereunder; (ii) this letter has been duly and validly executed and delivered by the undersigned and constitutes a legal, valid and binding agreement of the undersigned enforceable by the addressees against the undersigned in accordance with its terms; (iii) none of the execution and delivery of this letter by the undersigned, the consummation by the undersigned of the transactions contemplated hereby or compliance by the undersigned with any of the provisions hereof (1) requires any consent or other permit of, or filing with or notification to, any Governmental Entity or any other Person by the undersigned, (2) results in a violation or breach of, or constitutes (with or without notice or lapse of time or both) a default (or gives rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any organizational document or contract to which the undersigned is a party or by which the undersigned may be bound or affected or (3) violates any law or order or judgment of any governmental authority applicable to the undersigned; and (iv)the undersigned has not entered into any commitment or other agreement or arrangement that is inconsistent with this letter (including the Commitment). The undersigned covenants and agrees that from and after the date hereof and for so long as this letter remains in effect, the undersigned shall not take or omit to take any action that would or would cause or result in any of the foregoing representations and warranties to become untrue.

The rights and obligations under this letter may not be assigned by any party hereto without the prior written consent of Parent and each Member, and any attempted assignment shall be null and void and of no force or effect, except as permitted in this paragraph. Notwithstanding the foregoing, the undersigned may assign all or a portion of its obligations to fund the Commitment to one or more of its affiliated funds, entities and investment vehicles and to co-investors where the undersigned or an affiliate of the undersigned retains direct or indirect control over voting and disposition; provided, however, that no assignment shall relieve the undersigned of its obligations under this letter. This letter may not be amended, and no provision hereof waived or modified, except by an instrument in writing signed by Parent and the undersigned and approved in writing by each Member, except that this letter and Schedule A may be amended by sole action of the undersigned solely to reflect the addition of one or more Permitted Assignees of all or a portion of the undersigned’s obligations to fund the Commitment as and to the extent provided for in the immediately preceding sentence.

This letter shall be binding on the undersigned solely for the benefit of the addressees, and nothing set forth in this letter shall be construed to confer upon or give to any Person other

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than the addressees any benefits, rights or remedies under or by reason of, or any rights to enforce or cause such addressee to enforce, the Commitment or any provisions of this letter.

Notwithstanding anything that may be expressed or implied in this letter, the addressees, by their acceptance of the benefits of this letter, covenant, agree and acknowledge that no Person other than the undersigned (and to the extent a portion of the commitment is assigned to one or more Permitted Assignees, such Permitted Assignees) shall have any obligation hereunder and that no recourse hereunder or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, affiliate or assignee (other than a Permitted Assignee) of the undersigned (or, to the extent a portion of the commitment is assigned to one or more Permitted Assignees, such Permitted Assignees) or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, affiliate or assignee (other than a Permitted Assignee) of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, affiliate or assignee (other than a Permitted Assignee) of the undersigned (or, to the extent a portion of the commitment is assigned to one or more Permitted Assignees, such Permitted Assignees) or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, affiliate or assignee (other than a Permitted Assignee) of any of the foregoing, as such, for any obligations of the undersigned (or, to the extent a portion of the commitment is assigned to one or more Permitted Assignees, of such Permitted Assignees) under this letter or any documents or instruments delivered in connection herewith or for any claim based on, in respect of, or by reason of such obligations or their creation.

This letter may only be enforced by the addressees at the direction of the Controlling Members, so long as such Controlling Members are not themselves in default of any of their respective obligations under their respective equity commitment letters or the Interim LLC Agreement.  Subject to the foregoing, Parent shall have no right to enforce this letter unless directed to do so by the Controlling Members in their sole discretion. Parent’s creditors shall have no right to enforce this letter or to cause Parent to enforce this letter.

This letter shall be treated as confidential and is being provided to the addressees solely in connection with the Merger. This letter may not be used, circulated, quoted or otherwise referred to in any document, except with the written consent of the Controlling Members. The foregoing notwithstanding, and without prejudice to the sixth paragraph of this letter, this letter may be provided to the Company if the Company agrees to treat this letter as confidential, except that the Company and the undersigned may disclose the existence of this letter to the extent required by law, the applicable rules of any national securities exchange or in connection with any SEC filings relating to the Merger, including the Company Proxy Statement, Schedule 13E-3, any Schedule 13D filings by the undersigned and Other Filings.

This letter may be executed in counterparts and by facsimile transmission or by e-mail delivery of a “pdf” format data file.  This letter shall be governed by, and construed and

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interpreted in accordance with, the laws of the State of Delaware, without giving effect to any applicable principles of conflict of laws that would cause the laws of another State to otherwise govern this Agreement. The parties hereto hereby (a) submit to the personal jurisdiction of the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over an action or proceeding, to the personal jurisdiction of the United States District Court for the District of Delaware, and (b) waive any claim of improper venue or any claim that those courts are an inconvenient forum. The parties hereto agree that mailing of process or other papers in connection with any action or proceeding in the manner provided in Section 8.7 of the Merger Agreement, or in such other manner as may be permitted by applicable laws, will be valid and sufficient service thereof.

EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LETTER OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

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Very truly yours,

CITIGROUP CAPITAL PARTNERS II 2007 CITIGROUP INVESTMENT, L.P.
BY: CITIGROUP PRIVATE EQUITY LP, ITS GENERAL PARTNER

		By:	/s/ Todd E. Benson
Name: Todd E. Benson
Title Vice President

Accepted and Acknowledged:

EDGE ACQUISITION, LLC

By:	/s/ Steven M. Taslitz
Name: Steven M. Taslitz
Title: President

[Signature Page to Citigroup Capital Partners II 2007 Citigroup Investment, L.P. Commitment Letter]

Schedule A

Member	Merger Commitment*	Back-Stop Commitment	Back-Stop Contribution Percentage	Corporate Centers Commitment Funded at Closing	Additional Corporate Centers Commitment Subject to Call
Citigroup Capital Partners II 2007 Citigroup Investment, L.P.	$29,538,884.68	$735,497.68	10.816%	$1,081,614.23	$1,081,614.23

*Up to $5,948,878.28 of the Merger Commitment is usable to fund Asset Sales.

Schedule B

Other Members

Sterling Capital Partners, L.P.

Sterling Capital Partners II, L.P.

Citigroup Capital Partners II Employee Master Fund, L.P.

Citigroup Capital Partners II Cayman Holdings, L.P.

Citigroup Capital Partners II Onshore, L.P.

CGI CPE LLC

Schedule C

Back-Stop Guarantors

Citigroup Capital Partners II 2007 Citigroup Investment, L.P.

Citigroup Capital Partners II Employee Master Fund, L.P.

Citigroup Capital Partners II Onshore, L.P.

Citigroup Capital Partners II Cayman Holdings, L.P.

CGI CPE LLC

Steven Taslitz

R. Christopher Hoehn-Saric